J. MARK ARIAIL
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April 18, 2007
Board of Directors
Apollo Resources International, Inc.
RE: Resignation
Fellow Members of the Board:
     It is only after much deliberation and with regret that I feel compelled to tender my immediate resignation as CFO and a member of the Board of Directors (the “Board”) of Apollo Resources International, Inc. (“Apollo”). Reaching this decision had been difficult and I am sad to leave the good people at Apollo behind.
     Unfortunately, as time has passed the list of issues facing Apollo continues to multiply rather than diminish creating professional and personal liabilities with which I am no longer comfortable. I do not believe Apollo is moving in the direction of alleviating my concerns; therefore, I am left with no choice but to resign. In the interest of the remaining members of the Board of Directors, Officers of Apollo and Apollo’s shareholders I discuss some of my concerns below.
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     I am perhaps most troubled by my ability to move Apollo in a direction toward better internal controls, fiscal responsibility and basic corporate governance. REDACTED PORTION. During my tenure at Apollo I have tried to impress upon management and the Board the need for sound corporate governance and internal controls, I have come to the conclusion that my efforts are futile. The lack of ability of Apollo’s directors and officers to improve and solidify Apollo’s internal controls is particularly troubling REDACTED PORTION.

Board of Directors
April 18, 2007

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     It is my sincere hope that the comments contained in this letter encourage Apollo to embrace the standards of corporate governance expected from a publicly traded company. Once again, I am saddened by the circumstances but feel compelled to resign as CFO and member of the Board of Apollo in light of the continued lack of attention to internal controls, fiscal responsibility, basic corporate governance REDACTED PORTION.
     I believe that each of you understand why reached this decision. I hope each of you will respect my decision. I remind you that pursuant to the Utah Revised Business Corporations Act, Par 9 § 16-10a-903 and Apollo’s Articles of Incorporation. REDACTED PORTION

Board of Directors
April 18, 2007

I wish everyone at Apollo the best.
Very truly yours,

/s/ J. Mark Ariail

J. Mark Ariail